AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4,1998
                                                 REGISTRATION NO. ______________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 MICROTEST, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                                                 86-0485884
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                 4747 NORTH 22ND STREET, PHOENIX, ARIZONA 85016
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                  NON-QUALIFIED STOCK OPTION AGREEMENTS BETWEEN
                     MICROTEST, INC. AND CHARLES V. MIHAYLO
                              (FULL TITLE OF PLAN)


                             STEVEN D. PIDGEON, ESQ.
                              SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                           PHOENIX, ARIZONA 85004-0001
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 382-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

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                         CALCULATION OF REGISTRATION FEE
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                                    PROPOSED         PROPOSED
   TITLE OF         AMOUNT          MAXIMUM          MAXIMUM          AMOUNT OF
  SECURITIES        TO BE        OFFERING PRICE     AGGREGATE       REGISTRATION
TO BE REGISTERED  REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)       FEE
----------------  -------------  --------------  -----------------  ------------

Common Stock        60,000          $3.8125          $228,750          $63.59
$.001 par value
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----------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the price at which each option may be exercised pursuant to the provisions of the employment agreement between Microtest, Inc. and Charles V. Mihaylo.

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
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following  documents  have  been  filed by  Microtest,  Inc.  (the
"Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

            (a) the Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1997;

            (b) the Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 28, 1998, June 27, 1998, and September 26, 1998; and

            (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the fullest extent provided by Delaware law. The Registrant also has entered into separate indemnification agreements with its directors and certain officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct or violation of
Section 16(b) of the Securities Exchange Act of 1934. The agreements would also require the Registrant to advance directors and officers' expenses in certain circumstances.

         The Registrant currently maintains directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibit Index is located on page 7.

ITEM 9. UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1)   To file,  during any period in which offers or sales are
                        being  made,   a   post-effective   amendment   to  this
                        registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material  information  with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                        4
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                               provided, however, that paragraphs (a)(1)(i) and
                               (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the
                               information   required   to  be  included  in  a
                               post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
                               that  are   incorporated  by  reference  in  the
                               registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 4, 1998.

                                          MICROTEST, INC.
                                          a Delaware corporation

                                          By /s/ Richard G. Meise
                                            -------------------------------
                                            Richard G. Meise
                                            Chairman of the Board and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                      Title                    Date
     ---------                      -----                    ----

/s/ Richard G. Meise
----------------------    Chairman of the Board and        December 4, 1998
Richard G. Meise          Chief Executive Officer

/s/ Steven G. Mihaylo
----------------------    Director                         December 4, 1998
Steven G. Mihaylo

/s/ Roger C. Ferguson
----------------------    Director                         December 4, 1998
Roger C. Ferguson

/s/ William C. Turner
----------------------    Director                         December 4, 1998
William C. Turner

/s/ Dianne C. Walker
----------------------    Director                         December 4, 1998
Dianne C. Walker

/s/ Kent C. Mueller
----------------------    Director                         December 4, 1998
Kent C. Mueller

/s/ John J. O'Block
----------------------    Vice President of Operations,    December 4, 1998
John J. O'Block           Chief Financial Officer,
                          Treasurer and Secretary
                          (Principal Financial Officer
                          and Principal Accounting Officer)

                                        6
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                                  EXHIBIT INDEX


EXHIBIT                                                        PAGE OR METHOD
NUMBER                         DESCRIPTION                       OF FILING
------                         -----------                       ---------

 4.1      Employment Agreement between the Company and             Page  8
          Charles V. Mihaylo

 4.2      Non-Qualified Stock Option Agreement                     Page 19

 4.3      Non-Qualified Stock Option Agreement                     Page 25

 5        Opinion regarding Legality                               Page 31

23.1      Consent of Independent Accountants                       Page 33

23.2      Consent of Snell & Wilmer L.L.P.                         See Exhibit 5


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